POWER OF ATTORNEY KNOW ALL MEN BY THESE PRESENTS, that I, Christie Kelly, do hereby make, constitute and appoint each of, Michelle Altamure, Executive Vice President, General Counsel & Secretary of Iron Mountain Incorporated (“IRM”), Keely Stewart, Senior Vice President, Deputy General Counsel & Assistant Secretary of IRM and Christine Zhang, Manager, Senior Corporate Counsel and Assistant Secretary of IRM, each acting singly, to be my lawful attorney-in-fact for me and to do any and all acts which I could do in connection with any filings required by Section 16 of the Securities Exchange Act of 1934, including, without limitation, the preparation, signing and filing of Forms 3, 4 and 5 (“Section 16 Filings”) in connection with my relationship to IRM. Among the powers granted to my attorney-in-fact are: To prepare, sign and file with the Securities and Exchange Commission and the New York Stock Exchange the Section 16 Filings, in my name or stead, and any and all such further documents as he/she may deem necessary or advisable in order to carry out the required Section 16 Filings and the powers granted to him/her by these presents. This Power of Attorney shall remain in effect until revoked by the undersigned in writing. IN WITNESS WHEREOF, I have hereunto set my hand and seal this ____ day of September, 2025. _______________________________ Name: Christie Kelly